UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 26, 2008
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-18443	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading under Registrant’s Employee Benefit Plans.
     On September 22, 2008, the Audit Committee of the Board of Directors of Medicis Pharmaceutical Corporation (the “Company”) concluded that the Company’s financial statements for one or more prior periods will likely need to be restated in conjunction with revising its sales return reserve calculations. Because of the potential restatement of this information and in order to ensure compliance with applicable securities laws, participants in the Medicis Pharmaceutical Corporation 401(k) Employee Savings Plan (the “401(k) Plan”) will be temporarily subject to a blackout period during which they will be precluded from acquiring beneficial ownership of additional interests in the Company’s common stock fund under the 401(k) plan.
     During the blackout period, 401(k) Plan participants will be unable to direct investments into the Company’s stock fund under the 401(k) Plan. The blackout period began at 7:00 a.m. Pacific time on September 29, 2008 and is currently anticipated to end at 7:00 a.m. Pacific time on the day immediately following the day on which the restated financial statements are filed with the Securities and Exchange Commission. However, for the Company’s executive officers and directors, the blackout period will continue until 7:00 a.m. Pacific time on the third business day following the date the restatement is filed. On September 26, 2008, the Company gave notice of the blackout period to its employees, directors and executive officers. A copy of the notice provided to the Company’s directors and executive officers is filed herewith as Exhibit 99.1.
     Pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002, as amended, and Regulation BTR under the Securities Exchange Act of 1934, as amended, the Company’s directors and executive officers are prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring any shares of Company common stock or other equity securities of the Company, including the exercise of options to acquire common stock and other derivative securities, during the blackout period. This trading restriction bars directors and executive officers from trading within the 401(k) Plan as well as trading outside the 401(k) Plan.
     Any questions concerning the blackout period or the transactions affected by the blackout period are to be addressed to Jason D. Hanson, Executive Vice President, General Counsel and Corporate Secretary, at the Company’s headquarters, 7720 North Dobson Road, Scottsdale, Arizona 85256 or by telephone at (480) 291-5508.
Item 8.01 Other Events.
     In conjunction with its determination that its financial statements will likely need to be restated, the Company is notifying participants in its various equity incentive plans that, during a designated suspension period, they will not be able to receive any shares, exercise any outstanding stock options or other equity-based awards, take delivery of shares upon the vesting of restricted stock units or sell any shares previously received pursuant to the terms of the equity incentive plans. The designated suspension period coincides with the blackout period described above under Item 5.04.
Item 9.01 Exhibits.
     (d) Exhibits

99.1	Notice of Blackout Period to Directors and Executive Officers of Medicis Pharmaceutical Corporation dated September 26, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2008	By:	/s/ Jason D. Hanson
Jason D. Hanson
Executive Vice President, General Counsel and Corporate Secretary